                     Exhibit 99.1

JLL Income Property Trust

Sells Washington DC Area Apartment Community

Chicago (February 4, 2026) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX) with approximately $6.9 billion in portfolio equity and debt investments, announced the sale of Kingston at McClean Crossing, a 319-unit apartment community located in the suburb of McClean, VA, located 20 minutes northwest of Washington DC.

This disposition aligns with JLL Income Property Trust’s long-term track record of harvesting gains and reinvesting capital into property sectors and markets that are better positioned for higher point forward returns. Acquired in 2021, the sale of this property supports the fund’s recycling strategy targeting stronger properties positioned for better long-term growth.

“This property proved to be an excellent investment for us, providing outperformance counter to its broader market over our four-year hold period,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “This disposition was an opportunity for us to recycle capital at an attractive rate of return, increase our dry powder available for new investments, and redeploy into more core, stabilized assets during a new market cycle for real estate.”

Over its 13-year history, JLL Income Property Trust has sold over 50 properties at values totaling over $1.3 billion, in aggregate trading on an arms-length basis within 1% of the most recent independent appraised value, all the while utilizing an institutional, independent valuation methodology – a valuation practice unique from many others in the NAV REIT industry.

JLL Income Property Trust’s allocation to residential investments remains significant after this disposition. At $2.5 billion, investments in the residential sector across multifamily apartments and single-family rental homes comprise 38% of JLL Income Property Trust’s $6.9 billion diversified portfolio.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that owns a growing portfolio of real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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JLL INCOME PROPERTY TRUST, INC. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX),
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT | INVESTING TODAY. FOR TOMORROW.
LaSalle Investment Management, a subsidiary of JLL, is a globally integrated, diverse real estate investment manager. On a global basis, LaSalle manages US$86.4 billion of assets in private and public real estate equity and debt investments as of Q3 2025. LaSalle's client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a diverse range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Michael Gelobter
LaSalle Investment Management
Email: Michael.gelobter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com